SUB-ITEM 77Q3

AIM EUROPEAN GROWTH FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING  4/30/2008
FILE NUMBER 811-6463
SERIES NO.: 10


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                     12,863
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                      1,030
       Class C                                                      1,081
       Class R                                                        258
       Investor Class                                               4,390

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                     0.5803
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                     0.2734
       Class C                                                     0.2734
       Class R                                                     0.4787
       Investor Class                                              0.5803

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                     23,154
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                      3,237
       Class C                                                      3,856
       Class R                                                        670
       Investor Class                                               7,607

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                     $39.90
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                     $37.44
       Class C                                                     $37.46
       Class R                                                     $39.66
       Investor Class                                              $39.83